Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-255274) on Form S-8 of MINISO Group Holding Limited of our report dated September 17, 2021, with respect to the consolidated financial statements of MINISO Group Holding Limited.

/s/ KPMG Huazhen LLP

Guangzhou, China
September 17, 2021